                        [COOPERS & LYBRAND LETTERHEAD]

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of ExecuFirst Bancorp, Inc. on Form S-8 of our report dated March 16, 1995, on our audits of the consolidated financial statements of ExecuFirst Bancorp, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in the Annual Report on Form 10-KSB.



/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
January 3, 1996